EXHIBIT 10.34

THIRD AMENDMENT TO CREDIT SUPPORT AGREEMENT
This Third Amendment (this “Amendment”) to the Credit Support Agreement, dated as of April 28, 2011, as amended by that Amendment to Credit Support Agreement, dated as of June 7, 2011 and that Second Amendment to Credit Support Agreement, dated December 12, 2011 (as so amended and as further as amended, modified, supplemented, extended or restated from time to time, the “Credit Support Agreement”), by and between Total S.A., a société anonyme organized under the laws of the Republic of France (the “Guarantor”), and SunPower Corporation, a Delaware corporation (the “Company”), is made and entered into as of December 14, 2012 by and between the Guarantor and the Company. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the Credit Support Agreement.
WITNESSETH
WHEREAS, the Guarantor and the Company desire to amend certain terms of the Credit Support Agreement to support the Company's performance of construction services related to the CVSR Project.
NOW, THEREFORE, in consideration of the foregoing premises and the matters set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound, the Guarantor and the Company hereby agree as follows:
1.Amendment to Credit Support Agreement. Section 2(b)(iv) of the Credit Support Agreement is hereby amended and restated in its entirety to read as follows:

“(iv)    such Proposed Facility does not permit the issuance of L/Cs for any obligations of the Company or a Wholly-Owned Subsidiary other than (A) performance guarantees (for a period of up to two (2) years after completion of the applicable project) and completion guarantees (until completion of the applicable project) of the Company or such Wholly-Owned Subsidiary with respect to engineering, procurement and construction services provided in connection with the Company's UPP and LComm businesses (including replacing unguaranteed L/Cs in existence as of the Effective Date for such purposes with new L/Cs to be issued under such Proposed Facility), (B) performance guarantees for engineered hardware packages not including engineering, procurement and construction services for UPP projects for a period of up to two (2) years after completion of the applicable project, (C) the Other Permitted Purposes for a period of up to two (2) years, (D) certain purchase, repayment and tax indemnity obligations of the Company or a Wholly-Owned Subsidiary existing as of the Effective Date supported by no more than three (3) L/Cs (of which two (2) L/Cs in an aggregate face amount of €10,675,609 relate to the Montalto Project and one (1) L/C in a face amount of $40,000,000 relates to the NorSun Supply Agreement) (which existing L/Cs will be replaced by L/Cs issued pursuant to a Guaranteed Facility with an expiration date no later than the fifth anniversary of the Effective Date); and, (E) until January 15, 2015, letters of credit or demand guarantees that relate to the California Valley Solar Ranch project of the Company, issued pursuant to that certain Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated as of

September 27, 2011, by and among the Company, SunPower Corporation, Systems, Deutsche Bank AG New York Branch and Deutsche Bank Trust Company Americas in an aggregate face amount outstanding at any time not to exceed $224,359,381; provided, that, notwithstanding anything to the contrary in this Section 2(b)(iv), the Company will be permitted to have outstanding at any one time during the period described in Section 2(b)(iii) letters of credit for the purposes described in clauses (A) and (B) above with a period of between two (2) and three (3) years and for an aggregate initial face amount of up to fifteen per cent (15%) of the then-applicable Maximum L/C Amount;”
2.Agreement. All references to the “Agreement” set forth in the Credit Support Agreement shall be deemed to be references to the Credit Support Agreement as amended by this Amendment.

3.Headings. The headings set forth in this Amendment are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any term or provision hereof.

4.Confirmation of the Credit Support Agreement. Other than as expressly modified pursuant to this Amendment, all provisions of the Credit Support Agreement remain unmodified and in full force and effect. The applicable provisions of Section 10 of the Credit Support Agreement shall apply to this Amendment mutatis mutandis.

[Execution page follows.]

EXHIBIT 10.34

IN WITNESS WHEREOF, the Borrower and the Guarantor have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.

SUNPOWER CORPORATION, as the Company

By:	/s/ Thomas H. Werner
Name:	Thomas H. Werner
Title:	Chief Executive Officer

TOTAL S.A., as the Guarantor

By:	/s/ Patrick de la Chevardière
Name:	Patrick de la Chevadière
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Support Agreement]